EX-99.1

Byline Bancorp, Inc. Reports Second Quarter 2020 Financial Results

Second Quarter 2020 Highlights

•	Net income of $9.1 million, or $0.24 per diluted share
•	Net interest margin of 3.71%
•	Return on average assets of 0.59%
•	Efficiency ratio of 53.70%
•	Originated loans and leases increased $610.9 million, or 20.5%, from March 31, 2020
•	Originated $734.0 million in loans of which $626.8 million were under the Paycheck Protection Program (“PPP”)
•	Completed a public offering of $50.0 million aggregate principal amount of 6.00% fixed-to-floating rate subordinated notes due 2030
•	Common Equity Tier 1 to risk weighted assets of 12.33%

Chicago, IL, July 23, 2020 – Byline Bancorp, Inc. (the “Company” or “Byline”)(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $9.1 million, or $0.24 per diluted share, for the second quarter of 2020, compared with net income of $3.0 million, or $0.07 per diluted share, for the first quarter of 2020, and net income of $13.2 million, or $0.34 per diluted share, for the second quarter of 2019.

Alberto J. Paracchini, President and Chief Executive Officer of Byline, commented, “We continued to operate in a challenging environment due to the ongoing COVID-19 pandemic.   Notwithstanding, our team continued to execute well during the second quarter, which enabled us to deliver a solid financial performance while remaining committed to supporting our employees, customers, and communities.  We actively participated in the Paycheck Protection Program, and we were able to help more than 3,600 small businesses access approximately $627 million in funding.  Our participation in the PPP helped drive strong growth in both loans and deposits during the second quarter.  We are also seeing improving demand for government guaranteed loans outside of the PPP, which resulted in a higher level of loan sales this quarter.

“While the pandemic continues, we remain cautious given the uncertainties currently present in the economic outlook.  We have increased our reserves through our Allowance for Loan and Lease Losses, added to our capital position with the subordinated debt offering we completed during the quarter, and continue to maintain a high level of liquidity.  We believe this approach positions us well to continue to manage through this environment,” said Mr. Paracchini.

Byline Bancorp, Inc.

Byline’s Response to Pandemic Update

We continued to execute a series of measures implemented during the prior quarter to ensure the safety of employees, customers, and communities, to support customer needs, and to limit operational disruptions.  Our Board of Directors and management teams continue to monitor and, when appropriate, make changes to our response. Recent updates include:

•	Maximized social distancing protocols by augmenting business hours and the locations of employee teams.
•	100% of our non-retail employees have the ability to work from home.
•

Four hub branch locations open and allowing regular lobby traffic, drive-thru only locations for 18 branches, 17 full service branches with lobby hours by appointment, and 18 branches temporarily closed.

•	Continuously following CDC guidelines at branches and offices.
•	Proactively engaged our customers and borrowers to identify short-term cash flow and other financial needs.
•	Approved 1,800 payment deferrals totaling approximately $619.2 million, or 16.4%[1] of loans and leases at June 30, 2020.
•	Established customer strategy to process PPP loans efficiently through our existing SBA platform and funded over 3,600 loans totaling $626.8 million.
•	Approved to participate in the Main Street Lending Facility through the Federal Reserve.

The following table presents information regarding the PPP loans as of June 30, 2020:

	PPP Loan Size
		Over $150,000 -
(dollars in thousands)	$0 - $150,000	$2,000,000	Over $2,000,000	Total
Principal outstanding	$119,736	$422,218	$84,639	$626,593
Unearned processing fee	(5,335)	(13,662)	(730)	(19,727)
Deferred costs	3,499	1,263	36	4,798
Carrying value	$117,900	$409,819	$83,945	$611,664
Number of loans	2,628	949	27	3,604

1  Excludes PPP loans.

Byline Bancorp, Inc.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$50,153	$54,158	$58,203	$63,391	$59,524	$104,311	$113,907
Interest on securities	7,530	8,016	7,212	7,040	6,665	15,546	12,767
Other interest and dividend income	222	992	500	598	571	1,214	1,196
Total interest and dividend income	57,905	63,166	65,915	71,029	66,760	121,071	127,870
INTEREST EXPENSE
Deposits	4,246	7,804	9,325	9,618	9,306	12,050	17,382
Other borrowings	476	1,897	1,989	2,835	2,265	2,373	4,431
Subordinated notes and debentures	574	640	687	738	741	1,214	1,524
Total interest expense	5,296	10,341	12,001	13,191	12,312	15,637	23,337
Net interest income	$52,609	$52,825	$53,914	$57,838	$54,448	$105,434	$104,533

Byline Bancorp, Inc.

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated:

	For the Three Months Ended
	June 30, 2020			March 31, 2020
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$58,971	$25	0.17%	$38,934	$157	1.63%
Loans and leases(1)	4,283,654	50,153	4.71%	3,799,213	54,158	5.73%
Taxable securities	1,243,604	7,021	2.27%	1,175,120	8,316	2.85%
Tax-exempt securities(2)	117,340	706	2.42%	84,679	535	2.54%
Total interest-earning assets	$5,703,569	$57,905	4.08%	$5,097,946	$63,166	4.98%
Allowance for loan and lease losses	(43,009)			(33,664)
All other assets	526,414			501,670
TOTAL ASSETS	$6,186,974			$5,565,952
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$392,070	$165	0.17%	$338,905	$260	0.31%
Money market accounts	1,214,713	946	0.31%	962,205	2,214	0.93%
Savings	511,049	61	0.05%	480,270	61	0.05%
Time deposits	976,710	3,074	1.27%	1,113,596	5,269	1.90%
Total interest-bearing deposits	3,094,542	4,246	0.55%	2,894,976	7,804	1.08%
Other borrowings	534,766	476	0.36%	521,108	1,897	1.46%
Subordinated notes and debentures	40,180	574	5.75%	37,385	640	6.88%
Total borrowings	574,946	1,050	0.73%	558,493	2,537	1.83%
Total interest-bearing liabilities	$3,669,488	$5,296	0.58%	$3,453,469	$10,341	1.20%
Non-interest-bearing demand deposits	1,692,723			1,298,800
Other liabilities	48,884			48,256
Total stockholders’ equity	775,879			765,427
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,186,974			$5,565,952
Net interest spread(3)			3.50%			3.78%
Net interest income		$52,609			$52,825
Net interest margin(4)			3.71%			4.17%

Net loan accretion impact on margin		$3,172	0.22%		$3,671	0.29%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

Net interest income for the second quarter of 2020 was $52.6 million, relatively the same level as the first quarter of 2020, as a lower cost of funds was offset by a decrease in loan yields.

The change in net interest income was primarily due to:

•	A decrease of $3.6 million in interest expense on deposits, due to lower rates paid on money market accounts and maturities of higher-rate time deposits; and
•	A decrease of $1.5 million in interest expense on borrowings principally as a result of accessing funds available to borrow at a lower cost.

Offset by:

•

A decrease of $4.0 million in interest and fees on loans and leases, mainly due to a full quarter impact of the decreases in short-term rates in March 2020, the result of lower-yielding PPP loan balances, and a $499,000 decrease in accretion income on acquired loans.

Net interest margin for the second quarter of 2020 was 3.71%, a decrease of 46 basis points compared to 4.17% for the first quarter of 2020. Total net accretion income on acquired loans contributed 22 basis points to the net interest margin for the second quarter of 2020 compared to 29 basis points for the first quarter of 2020, a decrease of 7 basis points. The net interest margin decrease during the second quarter of 2020 was primarily driven by decreased loan and lease yields largely resulting from a full quarter impact of decreases in short-term rates and lower-yielding PPP loan balances partly offset by a decrease in the cost of funds also due to decreases in short-term rates and higher non-interest-bearing demand deposit balances.

The average cost of total deposits was 0.36% for the second quarter of 2020, a decrease of 39 basis points compared to the first quarter of 2020, mainly due to a lower average cost of money market accounts and time deposits as well as a favorable change in deposit mix.  Average non-interest-bearing demand deposits grew by $393.9 million, while average time deposits decreased by $136.9 million.  Average non-interest-bearing demand deposits were 35.4% of average total deposits for the second quarter of 2020 compared to 31.4% for the first quarter of 2020.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $15.5 million for the second quarter of 2020, an increase of $1.1 million compared to $14.5 million for the first quarter of 2020.  The second quarter included allocations of $14.2 million for originated loans and leases, $862,000 for acquired non-impaired loans, and $477,000 for acquired impaired loans.  The provision during the second quarter of 2020 included $5.3 million in specific impairments on originated loans, including $1.4 million related to the unguaranteed portion of government guaranteed loans.  The second quarter provision included $7.3 million to address the impact of the COVID-19 pandemic.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
NON-INTEREST INCOME
Fees and service charges on deposits	$1,455	$1,673	$1,635	$1,612	$1,441	$3,128	$3,211
Loan servicing revenue	2,980	2,758	2,834	2,692	2,630	5,738	5,169
Loan servicing asset revaluation	(711)	(3,064)	(2,545)	(1,610)	(1,223)	(3,775)	(2,484)
ATM and interchange fees	845	1,216	1,150	973	945	2,061	1,662
Net gains on sales of securities available-for-sale	—	1,375	—	178	973	1,375	973
Change in fair value of equity securities, net	766	(619)	381	(15)	551	147	1,050
Net gains on sales of loans	6,456	4,773	8,735	9,405	7,472	11,229	13,705
Wealth management and trust income	608	669	704	653	626	1,277	1,221
Other non-interest income	389	392	1,622	918	768	781	1,664
Total non-interest income	$12,788	$9,173	$14,516	$14,806	$14,183	$21,961	$26,171

Non-interest income for the second quarter of 2020 was $12.8 million, an increase of $3.6 million, or 39.4% compared to $9.2 million for the first quarter of 2020.

The increase in total non-interest income was primarily due to:

•

A $2.4 million decrease in loan servicing asset revaluation due to a favorable change in the fair value of the servicing asset as a result of improved secondary market conditions reflected by improved premium rates and lower pre-payment speeds following the initial onset of the COVID-19 pandemic;

An increase of $1.7 million in net gains on sales of loans, mainly due to an increase in volume of sales of government guaranteed loans and improving premiums;

and

•	An increase in the change in fair value of equity securities, net, of $1.4 million due to an increase in the fair value of those securities.

Partially offset by:

•	A decrease of $1.4 million in net gains on sales of securities available-for-sale as a result of sales during the first quarter of 2020 compared to none during the second quarter of 2020.

During the second quarter of 2020, the Company sold $78.7 million of U.S. government guaranteed loans compared to $61.0 million during the first quarter of 2020. The increase in sales was driven by increased SBA 7(a) origination volumes.

Byline Bancorp, Inc.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
NON-INTEREST EXPENSE
Salaries and employee benefits	$19,405	$24,666	$24,228	$24,537	$23,652	$44,071	$46,544
Occupancy and equipment expense, net	5,359	5,524	5,241	4,512	5,069	10,883	10,018
Loan and lease related expenses	1,260	1,311	2,648	1,949	1,841	2,571	3,418
Legal, audit and other professional fees	2,078	2,334	2,340	4,066	2,981	4,412	5,047
Data processing	2,826	2,665	2,678	4,062	3,849	5,491	6,993
Net loss recognized on other real estate owned and other related expenses	456	519	122	95	252	975	448
Other intangible assets amortization expense	1,892	1,893	2,002	2,003	1,959	3,785	3,732
Other non-interest expense	3,736	4,615	4,435	4,224	4,351	8,351	8,433
Total non-interest expense	$37,012	$43,527	$43,694	$45,448	$43,954	$80,539	$84,633

Non-interest expense for the second quarter of 2020 was $37.0 million, a decrease of $6.5 million, or 15.0%, from $43.5 million for the first quarter of 2020.

The decrease in total non-interest expense was primarily due to:

•	A decrease of $5.3 million in salaries and employee benefits, mainly due to an increase in deferred costs as a result of PPP loan originations during the quarter; and
•	A decrease of $879,000 in other non-interest expense mostly due to a decrease in impairment charges on assets held for sale.

The Company’s efficiency ratio was 53.70% for the second quarter of 2020 compared with 67.16% for the first quarter of 2020.

Byline Bancorp, Inc.

INCOME TAXES

The Company recorded income tax expense of $3.7 million during the second quarter of 2020, an effective tax rate of 29.0% compared to $1.1 million during the first quarter of 2020, an effective tax rate of 26.1%.  The change in the effective tax rate was due to the reversal of tax benefits associated with share-based compensation awards.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $6.4 billion at June 30, 2020, an increase of $658.8 million compared to $5.7 billion at March 31, 2020, and an increase of $1.0 billion compared to $5.4 billion at June 30, 2019.

The current quarter increase was primarily due to:

•	An increase in securities of $128.2 million, principally a result of purchases of mortgage-backed securities during the quarter; and
•

An increase in loans and leases of $530.9 million, mostly due to an increase of $610.9 million in our originated loan portfolio reflecting the growth in PPP and commercial real estate loan balances, partially offset by a decrease of $80.1 million in our acquired loan portfolios as a result of paydowns.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

	June 30, 2020		March 31, 2020		June 30, 2019
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$919,510	20.9%	$839,244	21.7%	$721,230	18.7%
Residential real estate	480,692	10.9%	480,946	12.5%	501,038	13.0%
Construction, land development, and other land	219,261	5.0%	242,001	6.3%	196,656	5.1%
Commercial and industrial	1,200,996	27.4%	1,263,688	32.7%	992,313	25.7%
Paycheck protection program	611,664	13.9%	—	—	—	—
Installment and other	2,714	0.1%	4,594	0.1%	10,937	0.3%
Leasing financing receivables	160,741	3.7%	154,173	4.0%	162,119	4.1%
Total originated loans and leases	$3,595,578	81.9%	$2,984,646	77.3%	$2,584,293	66.9%
Acquired impaired loans
Commercial real estate	$126,405	2.9%	$127,895	3.3%	$151,127	3.9%
Residential real estate	90,784	2.1%	94,198	2.5%	118,534	3.1%
Construction, land development, and other land	4,784	0.1%	5,291	0.1%	4,220	0.1%
Commercial and industrial	13,485	0.3%	15,808	0.4%	20,370	0.5%
Installment and other	226	0.0%	236	0.0%	300	0.0%
Total acquired impaired loans	$235,684	5.4%	$243,428	6.3%	$294,551	7.6%
Acquired non-impaired loans and leases
Commercial real estate	$305,041	6.9%	$327,820	8.5%	$439,182	11.4%
Residential real estate	99,288	2.2%	118,853	3.1%	158,190	4.1%
Construction, land development, and other land	21,958	0.5%	30,484	0.8%	51,072	1.3%
Commercial and industrial	116,668	2.7%	135,063	3.5%	307,887	8.0%
Installment and other	818	0.0%	891	0.0%	1,672	0.0%
Leasing financing receivables	16,087	0.4%	19,074	0.5%	26,301	0.7%
Total acquired non-impaired loans and leases	$559,860	12.7%	$632,185	16.4%	$984,304	25.5%
Total loans and leases	$4,391,122	100.0%	$3,860,259	100.0%	$3,863,148	100.0%
Allowance for loan and lease losses	(51,300)		(41,840)		(31,132)
Total loans and leases, net of allowance for loan and lease losses	$4,339,822		$3,818,419		$3,832,016

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), non-performing assets, and other real estate owned at the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2020	2020	2019	2019	2019
Non-performing assets:
Non-accrual loans and leases	$40,505	$48,964	$36,272	$39,528	$34,027
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—	996
Accruing troubled debt restructured loans	3,151	1,725	1,771	2,204	1,529
Total non-performing loans and leases	43,656	50,689	38,043	41,732	36,552
Other real estate owned	8,652	9,273	9,896	6,502	6,531
Total non-performing assets	$52,308	$59,962	$47,939	$48,234	$43,083
Total non-performing loans and leases as a percentage of total loans and leases	0.99%	1.31%	1.00%	1.09%	0.95%
Total non-performing assets as a percentage of total assets	0.82%	1.05%	0.87%	0.89%	0.80%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	117.51%	82.54%	83.95%	75.68%	85.17%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$3,755	$4,957	$4,232	$4,167	$4,723
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—	—
Accruing troubled debt restructured loans guaranteed	—	—	—	—	—
Total non-performing loans guaranteed	$3,755	$4,957	$4,232	$4,167	$4,723
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.91%	1.18%	0.89%	0.98%	0.82%
Total non-performing assets not guaranteed as a percentage of total assets	0.76%	0.96%	0.79%	0.81%	0.71%

Variances in non-performing assets were:

•	Non-performing loans and leases were $43.7 million at June 30, 2020, a decrease of $7.0 million from $50.7 million at March 31, 2020, principally due to charge-offs; and
•	Other real estate owned was $8.7 million at June 30, 2020, a decrease of $621,000 from $9.3 million at March 31, 2020 due to sales and valuation adjustments.

U.S. government guaranteed balances of non-performing loans were $3.8 million at June 30, 2020 and $5.0 million at March 31, 2020.

Byline Bancorp, Inc.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,		June 30,
(dollars in thousands)	2020	2020	2019	2019	2019	2020		2019
Allowance for loan and lease losses, beginning of period	$41,840	$31,936	$31,585	$31,132	$27,106	$31,936		$25,201
Provision for loan and lease losses	15,518	14,455	4,387	5,931	6,391	29,973		10,390
Net charge-offs of loans and leases	(6,058)	(4,551)	(4,036)	(5,478)	(2,365)	(10,609)		(4,459)
Allowance for loan and lease losses, end of period	$51,300	$41,840	$31,936	$31,585	$31,132	$51,300		$31,132

Allowance for loan and lease losses to period end total loans and leases held for investment	1.17%	1.08%	0.84%	0.82%	0.81%	1.17%		0.81%
Net charge-offs (annualized) to average loans and leases outstanding during the period	0.57%	0.48%	0.42%	0.56%	0.25%	0.53%		0.25%
Provision for loan and lease losses to net charge-offs during the period	2.56x	3.18x	1.09x	1.08x	2.70x	2.83	x	2.33x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment increased to 1.17% at June 30, 2020 compared to 1.08% at March 31, 2020 and 0.81% at June 30, 2019.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition of credit losses which replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses.  In November 2019, the FASB delayed the effective date of the standard for smaller reporting companies, which includes emerging growth companies.  Assuming the Company remains an emerging growth company, the standard is effective for fiscal years beginning after December 15, 2022.  The Company is in the process of implementation and determining the impact that this new authoritative guidance will have on the Company’s consolidated financial statements.

Net Charge-Offs

Net charge-offs during the second quarter of 2020 were $6.1 million, or 0.57% of average loans and leases, on an annualized basis, an increase of $1.5 million compared to $4.6 million, or 0.48% of average loans and leases, during the first quarter of 2020, and an increase of $3.7 million from $2.4 million, or 0.25%, for the comparable quarter one year ago.

The net charge-offs during the quarter were primarily attributed to commercial and industrial loans. Net charge-offs for the second quarter of 2020 included $2.0 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the first quarter of 2020 included $3.4 million and second quarter of 2019 included $2.3 million in the unguaranteed portion of U.S. government guaranteed loans.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2020	2020	2019	2019	2019
Non-interest-bearing demand deposits	$1,768,675	$1,290,896	$1,279,641	$1,221,431	$1,240,375
Interest-bearing checking accounts	503,909	355,678	338,185	372,049	345,081
Money market demand accounts	1,233,748	1,104,276	881,387	745,154	728,954
Other savings	525,043	486,131	475,839	471,878	480,756
Time deposits (below $250,000)	710,429	800,759	916,723	966,866	980,162
Time deposits ($250,000 and above)	216,541	201,096	255,802	302,936	284,915
Total deposits	$4,958,345	$4,238,836	$4,147,577	$4,080,314	$4,060,243

Total deposits were $5.0 billion at June 30, 2020, an increase of $719.5 million compared to March 31, 2020, an increase of 17.0%. Non-interest-bearing deposits were 35.7% of total deposits at June 30, 2020 compared to 30.5% at March 31, 2020.

The increase in the current quarter was primarily due to:

•	An increase in non-interest-bearing deposits of $477.8 million, from $1.3 billion at March 31, 2020 to $1.8 billion at June 30, 2020, mostly due to increases in business account balances;
•

An increase in interest-bearing checking accounts of $148.2 million, from $355.7 million at March 31, 2020 to $503.9 million at June 30, 2020, mostly due to increases in personal and brokered account balances; and

•	An increase in money market demand deposits of $129.5 million, from $1.1 billion at March 31, 2020 to $1.2 billion at June 30, 2020, largely driven by growth in business and brokered account balances.

Partially offset by:

•	A decrease in time deposits of $74.9 million, from $1.0 billion at March 31, 2020 to $927.0 million at June 30, 2020, principally driven by decreases in personal certificates.

Total borrowings and other liabilities were $654.2 million at June 30, 2020, a decrease of $79.0 million from $733.3 million at March 31, 2020.

Stockholders’ Equity

Total stockholders’ equity was $780.9 million at June 30, 2020, an increase of $18.3 million from $762.7 million at March 31, 2020. The increase was due to the increase in accumulated other comprehensive income reflecting the unrealized gains in our available-for-sale securities portfolio in addition to net income generated during the quarter less dividends declared.

Byline Bancorp, Inc.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of June 30, 2020:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
June 30, 2020	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$712,081	15.86%	$359,161	8.00%	N/A	N/A
Bank	635,920	14.21%	358,043	8.00%	$447,554	10.00%
Tier 1 capital to risk weighted assets:
Company	$608,931	13.56%	$269,371	6.00%	N/A	N/A
Bank	582,770	13.02%	268,532	6.00%	$358,043	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$553,493	12.33%	$202,028	4.50%	N/A	N/A
Bank	582,770	13.02%	201,399	4.50%	$290,910	6.50%
Tier 1 capital to average assets:
Company	$608,931	10.29%	$236,702	4.00%	N/A	N/A
Bank	582,770	9.85%	236,555	4.00%	$295,694	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to the Company’s current business and operations, and are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review and implementation guidance.

On June 26, 2020, the Company completed a public offering of $50.0 million aggregate principal amount of 6.00% fixed-to-floating rate subordinated notes due July 1, 2030.  The subordinated notes bear a fixed interest rate of 6.00% until July 1, 2025 and a floating interest rate equal to a benchmark rate, which is expected to be three-month term SOFR plus 588 basis points thereafter until maturity.  The subordinated notes are intended to qualify as Tier 2 capital for regulatory capital purposes.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Friday, July 24, 2020 to discuss its quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (877) 512-8755. A recorded replay can be accessed through August 7, 2020 by dialing (877) 344-7529; passcode: 10146069.

A slide presentation relating to the second quarter 2020 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the News and Events page of the Company’s investor relations website at www.bylinebancorp.com.

Byline Bancorp, Inc.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $6.4 billion in assets and operates more than 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See “Reconciliation of Non-GAAP Financial Measures” in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

Byline Bancorp, Inc.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

The COVID-19 pandemic is adversely affecting us, our employees, customers, counterparties and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in U.S. or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.  Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Tony Rossi	Erin O’Neill
Financial Profiles, Inc. 310-622-8221	Director of Marketing Byline Bank
BYIR@bylinebank.com	773-475-2901
eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2020	2020	2019	2019	2019
ASSETS
Cash and due from banks	$51,818	$45,233	$48,228	$75,275	$57,513
Interest bearing deposits with other banks	88,113	74,386	32,509	33,564	31,802
Cash and cash equivalents	139,931	119,619	80,737	108,839	89,315
Equity and other securities, at fair value	8,181	7,413	8,031	7,648	7,662
Securities available-for-sale, at fair value	1,426,871	1,299,483	1,186,292	1,031,933	969,029
Securities held-to-maturity, at amortized cost	4,404	4,408	4,412	4,417	4,421
Restricted stock, at cost	6,232	24,197	22,127	24,331	22,937
Loans held for sale	3,031	13,299	11,732	7,176	18,473
Loans and leases:
Loans and leases	4,391,122	3,860,259	3,785,661	3,831,090	3,863,148
Allowance for loan and lease losses	(51,300)	(41,840)	(31,936)	(31,585)	(31,132)
Net loans and leases	4,339,822	3,818,419	3,753,725	3,799,505	3,832,016
Servicing assets, at fair value	18,351	17,800	19,471	19,939	19,760
Premises and equipment, net	95,546	96,446	96,140	96,006	96,588
Other real estate owned, net	8,652	9,273	9,896	6,502	6,531
Goodwill and other intangible assets, net	176,470	178,362	180,255	179,543	181,546
Bank-owned life insurance	9,896	9,898	9,750	9,699	9,634
Deferred tax assets, net	37,082	33,845	38,315	33,388	35,737
Accrued interest receivable and other assets	119,049	102,292	100,926	109,352	97,587
Total assets	$6,393,518	$5,734,754	$5,521,809	$5,438,278	$5,391,236
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,768,675	$1,290,896	$1,279,641	$1,221,431	$1,240,375
Interest-bearing deposits	3,189,670	2,947,940	2,867,936	2,858,883	2,819,868
Total deposits	4,958,345	4,238,836	4,147,577	4,080,314	4,060,243
Other borrowings	510,414	640,647	539,638	538,290	532,885
Subordinated notes, net	48,777	—	—	—	—
Junior subordinated debentures issued to capital trusts, net	36,206	37,462	37,334	37,207	37,059
Accrued expenses and other liabilities	58,841	55,142	47,145	46,601	43,374
Total liabilities	5,612,583	4,972,087	4,771,694	4,702,412	4,673,561
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	381	380	379	378	378
Additional paid-in capital	583,307	582,517	580,965	579,564	578,828
Retained earnings	168,444	160,652	159,033	144,525	129,379
Treasury stock	(1,668)	(1,668)	—	—	—
Accumulated other comprehensive income (loss), net of tax	20,033	10,348	(700)	961	(1,348)
Total stockholders’ equity	780,935	762,667	750,115	735,866	717,675
Total liabilities and stockholders’ equity	$6,393,518	$5,734,754	$5,521,809	$5,438,278	$5,391,236

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands, except per share data)	2020	2020	2019	2019	2019	2020	2019
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$50,153	$54,158	$58,203	$63,391	$59,524	$104,311	$113,907
Interest on securities	7,530	8,016	7,212	7,040	6,665	15,546	12,767
Other interest and dividend income	222	992	500	598	571	1,214	1,196
Total interest and dividend income	57,905	63,166	65,915	71,029	66,760	121,071	127,870
INTEREST EXPENSE
Deposits	4,246	7,804	9,325	9,618	9,306	12,050	17,382
Other borrowings	476	1,897	1,989	2,835	2,265	2,373	4,431
Subordinated notes and debentures	574	640	687	738	741	1,214	1,524
Total interest expense	5,296	10,341	12,001	13,191	12,312	15,637	23,337
Net interest income	52,609	52,825	53,914	57,838	54,448	105,434	104,533
PROVISION FOR LOAN AND LEASE LOSSES	15,518	14,455	4,387	5,931	6,391	29,973	10,390
Net interest income after provision for loan and lease losses	37,091	38,370	49,527	51,907	48,057	75,461	94,143
NON-INTEREST INCOME
Fees and service charges on deposits	1,455	1,673	1,635	1,612	1,441	3,128	3,211
Loan servicing revenue	2,980	2,758	2,834	2,692	2,630	5,738	5,169
Loan servicing asset revaluation	(711)	(3,064)	(2,545)	(1,610)	(1,223)	(3,775)	(2,484)
ATM and interchange fees	845	1,216	1,150	973	945	2,061	1,662
Net gains on sales of securities available-for-sale	—	1,375	—	178	973	1,375	973
Change in fair value of equity securities, net	766	(619)	381	(15)	551	147	1,050
Net gains on sales of loans	6,456	4,773	8,735	9,405	7,472	11,229	13,705
Wealth management and trust income	608	669	704	653	626	1,277	1,221
Other non-interest income	389	392	1,622	918	768	781	1,664
Total non-interest income	12,788	9,173	14,516	14,806	14,183	21,961	26,171
NON-INTEREST EXPENSE
Salaries and employee benefits	19,405	24,666	24,228	24,537	23,652	44,071	46,544
Occupancy and equipment expense, net	5,359	5,524	5,241	4,512	5,069	10,883	10,018
Loan and lease related expenses	1,260	1,311	2,648	1,949	1,841	2,571	3,418
Legal, audit, and other professional fees	2,078	2,334	2,340	4,066	2,981	4,412	5,047
Data processing	2,826	2,665	2,678	4,062	3,849	5,491	6,993
Net loss recognized on other real estate owned and other related expenses	456	519	122	95	252	975	448
Other intangible assets amortization expense	1,892	1,893	2,002	2,003	1,959	3,785	3,732
Other non-interest expense	3,736	4,615	4,435	4,224	4,351	8,351	8,433
Total non-interest expense	37,012	43,527	43,694	45,448	43,954	80,539	84,633
INCOME BEFORE PROVISION FOR INCOME TAXES	12,867	4,016	20,349	21,265	18,286	16,883	35,681
PROVISION FOR INCOME TAXES	3,728	1,050	4,497	5,923	5,075	4,778	9,873
NET INCOME	9,139	2,966	15,852	15,342	13,211	12,105	25,808
Dividends on preferred shares	195	196	196	196	195	391	391
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$8,944	$2,770	$15,656	$15,146	$13,016	$11,714	$25,417
EARNINGS PER COMMON SHARE
Basic	$0.24	$0.07	$0.41	$0.40	$0.35	$0.31	$0.69
Diluted	$0.24	$0.07	$0.41	$0.39	$0.34	$0.31	$0.68

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except share and	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
per share data)	2020	2020	2019	2019	2019	2020	2019
Common Share Data
Basic earnings per common share	$0.24	$0.07	$0.41	$0.40	$0.35	$0.31	$0.69
Diluted earnings per common share	$0.24	$0.07	$0.41	$0.39	$0.34	$0.31	$0.68
Adjusted diluted earnings per common share(2)(3)(4)	$0.24	$0.09	$0.42	$0.41	$0.41	$0.32	$0.79
Weighted average common shares outstanding (basic)	37,919,480	37,943,333	37,872,835	37,831,356	37,263,352	37,931,406	36,719,436
Weighted average common shares outstanding (diluted)	38,027,289	38,663,658	38,537,899	38,487,180	37,948,006	38,350,064	37,445,407
Common shares outstanding	38,388,217	38,383,021	38,256,500	38,169,126	38,115,219	38,388,217	38,115,219
Cash dividends per common share	$0.03	$0.03	$0.03	N/A	N/A	$0.06	N/A
Dividend payout ratio on common stock	12.50%	42.86%	7.32%	N/A	N/A	19.35%	N/A
Tangible book value per common share(1)	$15.47	$14.95	$14.62	$14.30	$13.79	$15.47	$13.79

Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	3.71%	4.17%	4.32%	4.62%	4.51%	3.93%	4.47%
Average cost of deposits	0.36%	0.75%	0.88%	0.94%	0.92%	0.54%	0.90%
Efficiency ratio(2)	53.70%	67.16%	60.93%	59.81%	61.19%	60.25%	61.90%
Adjusted efficiency ratio(1)(2)(3)	53.70%	66.00%	60.51%	58.17%	56.02%	59.69%	57.70%
Non-interest expense to average assets	2.41%	3.15%	3.19%	3.32%	3.34%	2.76%	3.33%
Adjusted non-interest expense to average assets(1)(3)	2.41%	3.09%	3.17%	3.23%	3.07%	2.73%	3.12%
Return on average stockholders' equity	4.74%	1.56%	8.43%	8.34%	7.60%	3.16%	7.67%
Adjusted return on average stockholders' equity(1)(3)(4)	4.74%	1.83%	8.54%	8.78%	9.16%	3.29%	8.90%
Return on average assets	0.59%	0.21%	1.16%	1.12%	1.00%	0.41%	1.02%
Adjusted return on average assets(1)(3)(4)	0.59%	0.25%	1.17%	1.18%	1.21%	0.43%	1.18%
Non-interest income to total revenues(1)	19.56%	14.79%	21.21%	20.38%	20.67%	17.24%	20.02%
Pre-tax pre-provision return on average assets(1)	1.85%	1.33%	1.81%	1.98%	1.88%	1.60%	1.81%
Adjusted pre-tax pre-provision return on average assets(1)(3)	1.85%	1.39%	1.83%	2.07%	2.15%	1.63%	2.03%
Return on average tangible common stockholders' equity(1)	7.05%	2.89%	12.20%	12.22%	11.32%	4.99%	11.35%
Adjusted return on average tangible common stockholders' equity(1)(3)	7.05%	3.25%	12.35%	12.82%	13.44%	5.17%	13.00%
Non-interest-bearing deposits to total deposits	35.67%	30.45%	30.85%	29.93%	30.55%	35.67%	30.55%
Loans and leases held for sale and loans and lease held for investment to total deposits	88.62%	91.38%	91.56%	94.07%	95.60%	88.62%	95.60%
Deposits to total liabilities	88.34%	85.25%	86.92%	86.77%	86.88%	88.34%	86.88%
Deposits per branch	$86,989	$74,366	$67,993	$66,890	$66,561	$86,989	$66,561

Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.99%	1.31%	1.00%	1.09%	0.95%	0.99%	0.95%
ALLL to total loans and leases held for investment, net before ALLL	1.17%	1.08%	0.84%	0.82%	0.81%	1.17%	0.81%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.57%	0.48%	0.42%	0.56%	0.25%	0.53%	0.25%
Acquisition accounting adjustments(4)	$19,324	$25,889	$28,511	$31,053	$37,109	$19,324	$37,109

Capital Ratios
Common equity to total assets	12.05%	13.12%	13.40%	13.34%	13.12%	12.05%	13.12%
Tangible common equity to tangible assets(1)	9.55%	10.33%	10.47%	10.38%	10.09%	9.55%	10.09%
Leverage ratio	10.29%	11.18%	11.39%	11.14%	11.09%	10.29%	11.09%
Common equity tier 1 capital ratio	12.33%	12.24%	12.36%	12.12%	11.65%	12.33%	11.65%
Tier 1 capital ratio	13.56%	13.52%	13.67%	13.43%	12.96%	13.56%	12.96%
Total capital ratio	15.86%	14.50%	14.43%	14.19%	13.71%	15.86%	13.71%

(1)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(2)	Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.
(3)	Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense.
(4)	Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended June 30,
	2020			2019
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$58,971	$25	0.17%	$35,346	$245	2.78%
Loans and leases(1)	4,283,654	50,153	4.71%	3,759,634	59,524	6.35%
Taxable securities	1,243,604	7,021	2.27%	975,693	6,563	2.70%
Tax-exempt securities(2)	117,340	706	2.42%	68,314	428	2.52%
Total interest-earning assets	$5,703,569	$57,905	4.08%	$4,838,987	$66,760	5.53%
Allowance for loan and lease losses	(43,009)			(28,203)
All other assets	526,414			464,036
TOTAL ASSETS	$6,186,974			$5,274,820
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$392,070	$165	0.17%	$333,725	$452	0.54%
Money market accounts	1,214,713	946	0.31%	695,986	1,790	1.03%
Savings	511,049	61	0.05%	477,775	118	0.10%
Time deposits	976,710	3,074	1.27%	1,278,488	6,946	2.18%
Total interest-bearing deposits	3,094,542	4,246	0.55%	2,785,974	9,306	1.34%
Other borrowings	534,766	476	0.36%	462,841	2,265	1.96%
Subordinated notes and debentures	40,180	574	5.75%	36,963	741	8.04%
Total borrowings	574,946	1,050	0.73%	499,804	3,006	2.41%
Total interest-bearing liabilities	$3,669,488	$5,296	0.58%	$3,285,778	$12,312	1.50%
Non-interest-bearing demand deposits	1,692,723			1,254,173
Other liabilities	48,884			37,941
Total stockholders’ equity	775,879			696,928
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,186,974			$5,274,820
Net interest spread(3)			3.50%			4.03%
Net interest income		$52,609			$54,448
Net interest margin(4)			3.71%			4.51%

Net loan accretion impact on margin		$3,172	0.22%		$4,868	0.40%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Six Months Ended June 30,
	2020			2019
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$48,952	$182	0.75%	$50,969	$546	2.16%
Loans and leases(1)	4,041,433	104,311	5.19%	3,647,427	113,907	6.30%
Taxable securities	1,209,362	15,337	2.55%	951,048	12,646	2.68%
Tax-exempt securities(2)	101,010	1,241	2.47%	61,792	771	2.52%
Total interest-earning assets	$5,400,757	$121,071	4.51%	$4,711,236	$127,870	5.47%
Allowance for loan and lease losses	(38,336)			(26,786)
All other assets	514,042			435,672
TOTAL ASSETS	$5,876,463			$5,120,122
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$365,487	$425	0.23%	$313,499	$866	0.56%
Money market accounts	1,088,459	3,160	0.58%	654,723	3,249	1.00%
Savings	495,660	122	0.05%	474,509	257	0.11%
Time deposits	1,045,153	8,343	1.61%	1,237,182	13,010	2.12%
Total interest-bearing deposits	2,994,759	12,050	0.81%	2,679,913	17,382	1.31%
Other borrowings	527,937	2,373	0.90%	465,325	4,431	1.92%
Subordinated notes and debentures	38,782	1,214	6.88%	36,890	1,524	8.33%
Total borrowings	566,719	3,587	1.27%	502,215	5,955	2.39%
Total interest-bearing liabilities	$3,561,478	$15,637	0.88%	$3,182,128	$23,337	1.48%
Non-interest-bearing demand deposits	1,495,761			1,220,266
Other liabilities	48,571			39,582
Total stockholders’ equity	770,653			678,146
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,876,463			$5,120,122
Net interest spread(3)			3.63%			3.99%
Net interest income		$105,434			$104,533
Net interest margin(4)			3.93%			4.47%

Net loan accretion impact on margin		$6,843	0.25%		$10,069	0.43%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except per share data)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019
Net income and earnings per share excluding significant items
Reported Net Income	$9,139	$2,966	$15,852	$15,342	$13,211	$12,105	$25,808
Significant items:
Impairment charges on assets held for sale	—	715	111	67	—	715	392
Merger-related expense	—	—	127	1,043	3,152	—	3,170
Core system conversion expense	—	—	48	77	394	—	1,924
Tax benefit on impairment charges and merger-related expenses	—	(199)	(79)	(369)	(842)	(199)	(1,382)
Adjusted Net Income	$9,139	$3,482	$16,059	$16,160	$15,915	$12,621	$29,912
Reported Diluted Earnings per Share	$0.24	$0.07	$0.41	$0.39	$0.34	$0.31	$0.68
Significant items:
Impairment charges on assets held for sale	—	0.02	—	—	—	0.02	0.01
Merger-related expense	—	—	0.01	0.03	0.08	—	0.09
Core system conversion expense	—	—	—	—	0.01	—	0.05
Tax benefit on impairment charges and merger-related expenses	—	—	—	(0.01)	(0.02)	(0.01)	(0.04)
Adjusted Diluted Earnings per Share	$0.24	$0.09	$0.42	$0.41	$0.41	$0.32	$0.79

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except per share data, ratios annualized, where applicable)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019
Adjusted non-interest expense:
Non-interest expense	$37,012	$43,527	$43,694	$45,448	$43,954	$80,539	$84,633
Less: Significant items
Impairment charges on assets held for sale	—	715	111	67	—	715	392
Merger-related expense	—	—	127	1,043	3,152	—	3,170
Core system conversion expense	—	—	48	77	394	—	1,924
Adjusted non-interest expense	$37,012	$42,812	$43,408	$44,261	$40,408	$79,824	$79,147
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$37,012	$42,812	$43,408	$44,261	$40,408	$79,824	$79,147
Less: Amortization of intangible assets	1,892	1,893	2,002	2,003	1,959	3,785	3,732
Adjusted non-interest expense excluding amortization of intangible assets	$35,120	$40,919	$41,406	$42,258	$38,449	$76,039	$75,415
Pre-tax pre-provision net income:
Pre-tax income	$12,867	$4,016	$20,349	$21,265	$18,286	$16,883	$35,681
Add: Provision for loan and lease losses	15,518	14,455	4,387	5,931	6,391	29,973	10,390
Pre-tax pre-provision net income	$28,385	$18,471	$24,736	$27,196	$24,677	$46,856	$46,071
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$28,385	$18,471	$24,736	$27,196	$24,677	$46,856	$46,071
Impairment charges on assets held for sale	—	715	111	67	—	715	392
Merger-related expense	—	—	127	1,043	3,152	—	3,170
Core system conversion expense	—	—	48	77	394	—	1,924
Adjusted pre-tax pre-provision net income	$28,385	$19,186	$25,022	$28,383	$28,223	$47,571	$51,557
Total revenues:
Net interest income	$52,609	$52,825	$53,914	$57,838	$54,448	$105,434	$104,533
Add: Non-interest income	12,788	9,173	14,516	14,806	14,183	21,961	26,171
Total revenues	$65,397	$61,998	$68,430	$72,644	$68,631	$127,395	$130,704
Tangible common stockholders' equity:
Total stockholders' equity	$780,935	$762,667	$750,115	$735,866	$717,675	$780,935	$717,675
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Goodwill and other intangibles	176,470	178,362	180,255	179,543	181,546	176,470	181,546
Tangible common stockholders' equity	$594,027	$573,867	$559,422	$545,885	$525,691	$594,027	$525,691
Tangible assets:
Total assets	$6,393,518	$5,734,754	$5,521,809	$5,438,278	$5,391,236	$6,393,518	$5,391,236
Less: Goodwill and other intangibles	176,470	178,362	180,255	179,543	181,546	176,470	181,546
Tangible assets	$6,217,048	$5,556,392	$5,341,554	$5,258,735	$5,209,690	$6,217,048	$5,209,690
Average tangible common stockholders' equity:
Average total stockholders' equity	$775,879	$765,427	$745,745	$729,781	$696,928	$770,653	$678,146
Less: Average preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Average goodwill and other intangibles	177,440	179,416	179,192	180,740	175,236	178,428	168,120
Average tangible common stockholders' equity	$588,001	$575,573	$556,115	$538,603	$511,254	$581,787	$499,588
Average tangible assets:
Average total assets	$6,186,974	$5,565,952	$5,427,046	$5,435,762	$5,274,820	$5,876,463	$5,120,122
Less: Average goodwill and other intangibles	177,440	179,416	179,192	180,740	175,236	178,428	168,120
Average tangible assets	$6,009,534	$5,386,536	$5,247,854	$5,255,022	$5,099,584	$5,698,035	$4,952,002
Tangible net income available to common stockholders:
Net income available to common stockholders	$8,944	$2,770	$15,656	$15,146	$13,016	$11,714	$25,417
Add: After-tax intangible asset amortization	1,365	1,366	1,445	1,445	1,413	2,731	2,692
Tangible net income available to common stockholders	$10,309	$4,136	$17,101	$16,591	$14,429	$14,445	$28,109
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$10,309	$4,136	$17,101	$16,591	$14,429	$14,445	$28,109
Impairment charges on assets held for sale	—	715	111	67	—	715	392
Merger-related expense	—	—	127	1,043	3,152	—	3,170
Core system conversion expense	—	—	48	77	394	—	1,924
Tax benefit on significant items	—	(199)	(79)	(369)	(842)	(199)	(1,382)
Adjusted tangible net income available to common stockholders	$10,309	$4,652	$17,308	$17,409	$17,133	$14,961	$32,213

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$28,385	$18,471	$24,736	$27,196	$24,677	$46,856	$46,071
Average total assets	6,186,974	5,565,952	5,427,046	5,435,762	5,274,820	5,876,463	5,120,122
Pre-tax pre-provision return on average assets	1.85%	1.33%	1.81%	1.98%	1.88%	1.60%	1.81%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$28,385	$19,186	$25,022	$28,383	$28,223	$47,571	$51,557
Average total assets	6,186,974	5,565,952	5,427,046	5,435,762	5,274,820	5,876,463	5,120,122
Adjusted pre-tax pre-provision return on average assets	1.85%	1.39%	1.83%	2.07%	2.15%	1.63%	2.03%
Non-interest income to total revenues:
Non-interest income	$12,788	$9,173	$14,516	$14,806	$14,183	$21,961	$26,171
Total revenues	65,397	61,998	68,430	72,644	68,631	127,395	130,704
Non-interest income to total revenues	19.56%	14.79%	21.21%	20.38%	20.67%	17.24%	20.02%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$37,012	$42,812	$43,408	$44,261	$40,408	$79,824	$79,147
Average total assets	6,186,974	5,565,952	5,427,046	5,435,762	5,274,820	5,876,463	5,120,122
Adjusted non-interest expense to average assets	2.41%	3.09%	3.17%	3.23%	3.07%	2.73%	3.12%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$35,120	$40,919	$41,406	$42,258	$38,449	$76,039	$75,415
Total revenues	65,397	61,998	68,430	72,644	68,631	127,395	130,704
Adjusted efficiency ratio	53.70%	66.00%	60.51%	58.17%	56.02%	59.69%	57.70%
Adjusted return on average assets:
Adjusted net income	$9,139	$3,482	$16,059	$16,160	$15,915	$12,621	$29,912
Average total assets	6,186,974	5,565,952	5,427,046	5,435,762	5,274,820	5,876,463	5,120,122
Adjusted return on average assets	0.59%	0.25%	1.17%	1.18%	1.21%	0.43%	1.18%
Adjusted return on average stockholders' equity:
Adjusted net income	$9,139	$3,482	$16,059	$16,160	$15,915	$12,621	$29,912
Average stockholders' equity	775,879	765,427	745,745	729,781	696,928	770,653	678,146
Adjusted return on average stockholders' equity	4.74%	1.83%	8.54%	8.78%	9.16%	3.29%	8.90%
Tangible common equity to tangible assets:
Tangible common equity	$594,027	$573,867	$559,422	$545,885	$525,691	$594,027	$525,691
Tangible assets	6,217,048	5,556,392	5,341,554	5,258,735	5,209,690	6,217,048	5,209,690
Tangible common equity to tangible assets	9.55%	10.33%	10.47%	10.38%	10.09%	9.55%	10.09%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$10,309	$4,136	$17,101	$16,591	$14,429	$14,445	$28,109
Average tangible common stockholders' equity	588,001	575,573	556,115	538,603	511,254	581,787	499,588
Return on average tangible common stockholders' equity	7.05%	2.89%	12.20%	12.22%	11.32%	4.99%	11.35%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$10,309	$4,652	$17,308	$17,409	$17,133	$14,961	$32,213
Average tangible common stockholders' equity	588,001	575,573	556,115	538,603	511,254	581,787	499,588
Adjusted return on average tangible common stockholders' equity	7.05%	3.25%	12.35%	12.82%	13.44%	5.17%	13.00%
Tangible book value per share:
Tangible common equity	$594,027	$573,867	$559,422	$545,885	$525,691	$594,027	$525,691
Common shares outstanding	38,388,217	38,383,021	38,256,500	38,169,126	38,115,219	38,388,217	38,115,219
Tangible book value per share	$15.47	$14.95	$14.62	$14.30	$13.79	$15.47	$13.79